UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – November 10, 2011

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas, 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 10, 2011, Oncor Electric Delivery Company LLC (“Oncor”) entered into a Third Amendment (the “Amendment”) to the Deed of Trust, Security Agreement and Fixture Filing, dated as of May 15, 2008 (as amended, the “Deed of Trust”), by and between Oncor, as grantor, and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York) as collateral agent. The Amendment corrects certain inconsistencies and defects in the Deed of Trust.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms of the Amendment, which is attached hereto as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Deed of Trust, Security Agreement and Fixture Filing, dated as of November 10, 2011, by and between Oncor Electric Delivery Company LLC, as Grantor, to and for the benefit of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ John M. Casey
Name: John M. Casey Title: Vice President – Treasurer

Dated: November 15, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Deed of Trust, Security Agreement and Fixture Filing, dated as of November 10, 2011, by and between Oncor Electric Delivery Company LLC, as Grantor, to and for the benefit of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent.